Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Appointment of Deborah McAneny to its Board of Directors

BOSTON – June 15, 2015 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), today announced the appointment of Deborah McAneny to its Board of Directors.

Ms. McAneny joins THL Credit’s Board of Directors with extensive experience in the asset management industry with a focus in structured and alternative investments. Ms. McAneny is the former Chief Operating Officer of Benchmark Senior Living from 2007 to 2009. Prior to this, she was employed at John Hancock Financial Services for 20 years in various positions including as Executive Vice President for Structured and Alternative Investments where she was responsible for a portfolio of investment businesses with total assets under management of $20 billion including all real estate, commercial mortgages, CMBS, structured fixed-income, timber and agricultural. She was a Senior Auditor with Arthur Andersen & Co from 1981 to 1985. She is currently the lead independent director of HFF, Inc. (NYSE:HF) and a director of RREEF America REIT II, RREEF Property Trust, Inc. and a member of the board of advisors of Benchmark Senior Living, LLC. She was formerly a director of KKR Financial Holdings from 2005 through 2014. She is the Chair of the Board of the University of Vermont and a trustee of the Rivers School and is a past President of the Commercial Mortgage Securities Association. Ms. McAneny holds a Masters Professional Director Certification from the American College of Corporate Directors, a national public company director education and credentialing organization.

“We are pleased to add Deborah to our Board of Directors,” said Sam W. Tillinghast, THL Credit’s co-chief executive officer. “Her expertise in alternative investments and years of experience in the financial services industry will bring new perspectives and insights to both our Board of Directors and THL Credit as we continue to grow in the years ahead.”

ABOUT THL CREDIT

THL Credit, Inc. (“THL Credit”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Chicago, Houston, Los Angeles and New York. THL Credit is a direct lender that invests in first lien and second lien secured loans, including through unitranche investments, as well as subordinated debt, which may include an associated equity component such as warrants, preferred stock or other similar securities. In certain instances, THL Credit will also make direct equity investments and may also selectively invest in the residual interests, or equity, of collateralized loan obligations. THL Credit targets investments in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

#            #             #

2